UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2024

PrimeEnergy Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-7406	84-0637348
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024
(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PNRG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PRIMEENERGY RESOURCES CORPORATION

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2024, PrimeEnergy Resources Corporation, (The Company), amended its loan agreement with Citibank, N.A., increasing the borrowing base from $65,000,000 to $85,000,000, as well as adding Independent Bank as a new lender. As of today, the Company has no outstanding borrowings under the facility, however, the Company does plan to draw down part of the loan and use its cash flow to fund its drilling budget for 2024.

The above description of the loan agreement amendment is qualified in its entirety by reference to the complete text of such amendment filed as Exhibit 10.1 hereto.

This report contains forward-looking statements that involve risks and uncertainties, and actual results may vary. See the Company’s most recent Quarterly Report on Form 10-Q for a description of various factors that could materially affect the ability to achieve the anticipated results described in the forward-looking statements.

Item 9.01 Exhibits and Financial Statement Schedules.

The following document is filed as part of this Report

Exhibit No.	Description

10.22.6.2	Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 9, 2024, among PrimeEnergy Resources Corporation, Citibank, N.A., as administrative agent, the guarantors and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 13, 2024	PrimeEnergy Resources Corporation
By: /s/ Beverly A. Cummings
Name: Beverly A. Cummings
Executive Vice President